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                                                                     EXHIBIT 5.6


                                Geological and Petroleum Engineering Consultants
  Sproule
 ASSOCIATES                     [COMPANY LETTERHEAD OMITTED]
  LIMITED


Ref: 2553.14899


                                        September 15, 2003

Paramount Resources Ltd.
4700 Bankers Hall West
888 Third Street SW
Calgary AB  T2P 5C5


RE:  PARAMOUNT RESOURCES LTD. REGISTRATION STATEMENT ON FORM F-10


Dear Ladies and Gentlemen:

We hereby consent to the references to our firm name and to the inclusion and incorporation by reference of our reserve reports on the natural gas and oil and natural gas liquids reserves of Paramount Resources Ltd. in Paramount Resources Ltd.'s Registration Statement on Form F-10 relating to the offering of US$150,000,000 of Senior Unsecured Notes.

We report that we have read the Preliminary Prospectus and all information specifically incorporated by reference therein and have no reason to believe that there are any misrepresentations in the information contained therein that is derived from information upon which we have reported and which are incorporated by reference to the Preliminary Prospectus or that is within our knowledge as a result of the preparation of our reports.


                                        Sincerely,

                                        /s/ Robert N. Johnson
                                        ---------------------------------------
                                        Robert N. Johnson, P.Eng.
                                        Manager, Engineering